UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 1, 2022

HCI GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	01-34126	20-5961396
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3802 Coconut Palm Drive Tampa, Florida 33619
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:

(813) 405-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

To mitigate risk from hurricanes, floods and other catastrophes, each year our two insurance subsidiaries, Homeowners Choice Property & Casualty Insurance Company, Inc. (Homeowners Choice) and TypTap Insurance Company (TypTap), implement a comprehensive reinsurance program whereby Homeowners Choice and TypTap pay premiums to other entities that agree to indemnify Homeowners Choice and TypTap against costs associated with policyholder claims caused by certain catastrophic events.

Homeowners Choice and TypTap secured their reinsurance program for the year June 1, 2022 through May 31, 2023 by entering into contracts with multiple private reinsurance companies and with the State Board of Administration of Florida, which administers the Florida Hurricane Catastrophe Fund.

The private reinsurance companies include National Liability & Fire Insurance Company, Endurance Specialty Insurance Ltd., Munich Reinsurance America, Transatlantic Reinsurance Company, Swiss Reinsurance America, Arch Reinsurance Ltd., Chubb Tempest Reinsurance Ltd., Renaissance Reinsurance Ltd. and its affiliates, various Lloyd’s syndicates, and our own Bermuda-based reinsurance subsidiary, Claddaugh Casualty Insurance Company Ltd. All of our private reinsurers are AM Best rated ‘A-’ (Excellent) or better or have fully collateralized their obligations to us.

The reinsurance contracts provide various coverages, limits, retentions, and durations. The private reinsurance contracts cover, in general, hurricanes, tropical storms, tornados, floods, and other large events. The Florida Hurricane Catastrophe Fund agreement covers only storms designated as hurricanes by the National Hurricane Center.

Management assessed the reinsurance needs for each insurance subsidiary, including Homeowners Choice and TypTap, by region and peril for the 2022-2023 treaty year. Similar to last year, the company has secured four separate reinsurance towers. Homeowners Choice and TypTap secured separate reinsurance towers in Florida (Tower 1 and Tower 2) and share coverage for our expansion states (Tower 3). For flood risks, the companies purchased shared reinsurance flood coverage (Tower 4) covering all geographic regions. Claddaugh, our Class 3A Bermuda reinsurer, selectively participates on certain portions of our reinsurance towers.

Homeowners Choice's Reinsurance Program - Tower 1

Our 2022-2023 Homeowners Choice reinsurance program provides coverage up to $935.7 million for catastrophic losses in a single event in Florida, excluding flood losses, which is sufficient to cover the company’s probable maximum loss resulting from a 1 in 281-year storm based on projected exposure at September 30, 2022. The total coverage for all occurrences is $1.33 billion. The reinsurance retention for Homeowners Choice, excluding flood coverage, is $14 million for both first and second event.

The Florida Hurricane Catastrophe Fund component of the program is estimated to cover 90% of $573.0 million in excess of $246.7 million retention at a total estimated cost of $41.5 million.

Premiums for the private reinsurance component of the program (excluding flood coverage) are approximately $72.6 million, assuming no losses occur during the period.

Homeowners Choice has entered into a multi-year private reinsurance agreement that includes retrospective provisions that adjust premiums in the event losses are minimal or zero. In accordance with generally accepted accounting principles, we will recognize an asset in the period in which the absence of loss experience obligates the reinsurer to pay cash or other consideration under the contract. On the contrary, we will derecognize such asset in the period in which a loss experience arises. Such adjustments to the asset, which accrue throughout the contract term, will negatively impact our operating results if a catastrophic loss event occurs.

The Reinsurance to Assist Policyholders program (“RAP”), created by the Florida Legislature and signed into law on May 26, 2022, will have no impact on Homeowners Choice’s 2022-2023 Florida reinsurance program as we have elected to defer coverage under this program until the 2023-2024 treaty year.

TypTap's Reinsurance Program - Tower 2

Our 2022-2023 TypTap reinsurance program provides coverage up to $637.3 million for catastrophic losses in a single event in Florida, excluding flood losses, which, is sufficient to cover the company’s probable maximum loss resulting from a 1 in 301-year storm based on projected exposure at September 30, 2022. The total coverage for all occurrences is $902.3 million. The reinsurance retention for TypTap, excluding flood coverage, is $10 million for both first and second event.

The Florida Hurricane Catastrophe Fund component of the program is estimated to cover 90% of $360.8 million in excess of $155.4 million retention at a total estimated cost of $26.1 million.

Premiums for the private reinsurance component of the program (excluding flood coverage) are approximately $60.0 million, assuming no losses occur during the period.

TypTap has entered into a single-year reinsurance agreement that includes retrospective provisions that adjust premiums in the event losses are minimal or zero. In accordance with generally accepted accounting principles, we will recognize an asset in the period in which the absence of loss experience obligates the reinsurer to pay cash or other consideration under the contract. On the contrary, we will derecognize such asset in the period in which a loss experience arises. Such adjustments to the asset, which accrue throughout the contract term, will negatively impact our operating results if a catastrophic loss event occurs.

The Reinsurance to Assist Policyholders program (“RAP”), created by the Florida Legislature and signed into law on May 26, 2022, will have no impact on TypTap’s 2022-2023 Florida reinsurance program as we have elected to defer coverage under this program until the 2023-2024 treaty year.

Expansion States Reinsurance Program - Tower 3

Our 2022-2023 Expansion States reinsurance program provides coverage up to $525 million for catastrophic losses in a single event outside of Florida, excluding flood losses, which is sufficient to cover the company’s probable maximum loss resulting from a 1 in 253-year storm based on projected exposure at September 30, 2022. The total coverage for all occurrences is $1.03 billion. The reinsurance retention for TypTap and Homeowners Choice, excluding flood coverage, is $10 million for both first and second event.

Premiums for the private reinsurance component of the program (excluding flood coverage) are approximately $54.2 million, assuming no losses occur during the period.

TypTap and Homeowners Choice have entered into a single-year reinsurance agreement that includes retrospective provisions that adjust premiums in the event losses are minimal or zero. In accordance with generally accepted accounting principles, we will recognize an asset in the period in which the absence of loss experience obligates the reinsurer to pay cash or other consideration under the contract. On the contrary, we will derecognize such asset in the period in which a loss experience arises. Such adjustments to the asset, which accrue throughout the contract term, will negatively impact our operating results if a catastrophic loss event occurs.

All States Flood Reinsurance Program - Tower 4

Our 2022-2023 TypTap and Homeowners Choice flood reinsurance program provides coverage up to $60.5 million for catastrophic losses in a single event resulting from the peril of flood. The total coverage for all occurrences is $87.5 million. The reinsurance retention for TypTap and Homeowners Choice, excluding non-flood coverage, is $3 million for both first and second event.

Premiums for the private reinsurance component of the program (excluding non-flood coverage) are approximately $7.3 million.

Claddaugh

Where we think prudent, particularly where, in our view, premium rates are high relative to the risk, we selectively retain risk whereby Homeowners Choice and TypTap purchase reinsurance from Claddaugh, our Class 3A Bermuda reinsurer. Claddaugh participates across multiple reinsurance layers, geographies, and perils through its participation on Towers 2 and 3. For the 2022-2023 treaty year, Claddaugh has approximately $48.4 million of capital at risk and will collect approximately $14.5 million in premium from our insurance subsidiaries assuming no losses occur during that period.

HCI Group, Inc.

In total, HCI Group expects to incur net reinsurance premiums ceded of approximately $247.3 million from June 1, 2022 through May 31, 2023, assuming no losses occur during that period. Our reinsurance premiums are an estimate based on exposure projections and subject to true up at September 30, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 16, 2022.

HCI GROUP, INC.

BY:	/s/ James Mark Harmsworth
Name: James Mark Harmsworth Title: Chief Financial Officer

A signed original of this Form 8-K has been provided to HCI Group, Inc. and will be retained by HCI Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.